UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Juniper Networks, Inc.
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JUNIPER NETWORKS, INC.

AMENDMENT AND SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2019

The date of this Amendment and Supplement is April 18, 2019

The following information relates to the proxy statement (the “Proxy Statement”) of Juniper Networks, Inc. (the “Company”), filed on April 1, 2019, and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”), to be held on May 14, 2019, at 8:00 a.m. Pacific Time.

Explanatory Note

This Amendment and Supplement is being filed to (i) amend the Proxy Statement to correct the number of equity awards outstanding and available for future grant, in each case, as of March 19, 2019 under our 2015 Equity Incentive Plan (the “2015 Plan”), which appear on pages 25 and 32 of the Proxy Statement, and (ii) supplement Proposal No. 4 in the Proxy Statement to reduce the requested number of shares of common stock reserved for issuance under the 2015 Plan from 4,500,000 shares to 3,700,000 shares. Except as described in this Amendment and Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Amendment and Supplement differs from or updates information contained in the Proxy Statement, the information in this Amendment and Supplement is more current. The Proxy Statement contains important additional information. This Amendment and Supplement should be read in conjunction with the Proxy Statement. Defined terms used but not defined in this Amendment and Supplement have the meanings set forth in the Proxy Statement.

Amendment to Proxy Statement

The Company initially reported that 11,053,490 shares of common stock remain available for future issuance under the 2015 Plan as of March 19, 2019, when in fact 12,152,976 shares of common stock were available for future awards under our 2015 Plan as of that date.

Accordingly, the disclosure provided in the first paragraph below the heading “Why the Proposed Increase in Shares and Removal of the “Fungible Share Ratio”?” as set forth on page 25 of the Proxy Statement is amended and restated in its entirety to read as follows:

“As of March 19, 2019, an aggregate of 12,152,976 shares of our common stock remained available for future grants under our 2015 Plan. The Board and the Compensation Committee believe that the current share reserve amount is insufficient to meet the future needs of the Company to attract and retain talented employees as well as to provide incentives for our employees to exert maximum efforts for our success and ultimately increase shareholder value.”

In addition, the under reporting of the shares available for future issuances resulted in the Company initially reporting that 14,935,363 Full Value Awards were outstanding under our 2015 Plan as of March 19, 2019, when in fact only 14,640,055 Full Value Awards were outstanding under our 2015 Plan as of that date.

Accordingly, the disclosure provided under the heading “Current Share Reserve” as set forth beginning on page 32 of the Proxy Statement is amended and restated in its entirety to read as follows:

“The following table sets forth information regarding outstanding grants as of March 19, 2019 under the Company’s equity compensation plans, which include the following: (i) our 2015 Plan and (ii) assumed or substituted equity awards in connection with an acquisition. We do not have any grants outstanding under either our 2006 Equity Incentive Plan or our 1996 Stock Incentive Plan. The closing price per share of our common stock as reported on the NYSE as of March 19, 2019 was $26.20.

Equity Plan	Stock Options (# of shares)	Weighted-Average Exercise Price Per Share ($)	Weighted-Average Remaining Contractual Term (In Yrs)	Full Value Awards (# of shares)(1)	Shares Available for Future Grant (# of shares)
2015 Plan	0	N/A	N/A	14,640,055	12,152,976
Assumed Awards(2)	15,222	6.05	6.34	1,967,841	0
Total	15,222	60.5	6.34	16,607,896	12,152,976
(1)	RSUs and Performance Share Awards are referred to as “Full Value Awards.” The maximum number of shares issuable pursuant to certain Performance Share Awards equals 200% of target. The number of Performance Share Awards included in the above table assumes performance at target.
(2)	“Assumed Awards” refers to equity awards assumed or substituted for Juniper Networks equity awards in connection with an acquisition. “Full Value Awards” also includes 235,875 of restricted stock awards assumed or substituted in connection with prior acquisitions.”

Supplemental Disclosure Concerning Proposal No. 4

At the Annual Meeting, the Company is requesting that the stockholders of the Company approve the Amended 2015 Plan, which, among other things, originally provided for an increase in the number of shares of common stock reserved for issuance under the 2015 Plan by 4,500,000 shares.

In connection with correction of the administrative error disclosed above in this Amendment and Supplement, the Company believes that the addition of 3,700,000 shares to the shares reserved for issuance under our 2015 Plan will be sufficient to provide us with enough shares to continue to offer competitive equity compensation through 2021.

As a result, the Company is amending the Amended 2015 Plan to reduce the proposed increase in the number of shares reserved for issuance under the Amended 2015 Plan from 4,500,000 shares to 3,700,000 shares. The proposed 3,700,000 share increase will reduce the potential dilutive impact of the Amended 2015 Plan as compared to the originally proposed 4,500,000 share increase. As a result, this Amendment and Supplement updates the disclosures in the Proxy Statement such that (i) any reference in the Proxy Statement generally (including Proposal No. 4), to the number “4,500,000” (as it relates to “shares”, “number of shares” and the “addition of” shares) is hereby replaced wherever it appears in the Proxy Statement by the number “3,700,000” and (ii) the reference to “27,500,000 Shares” in Section 3(a), Annex A to Proxy Statement is hereby replaced with “26,700,000 Shares”.

Other than the changes described above, all other terms of the Amended 2015 Plan remain the same as those described in the Proxy Statement.

Our Board continues to recommend that you vote “FOR” approval of the Amended 2015 Plan.

Proxy Voting

This Amendment and Supplement has been made available electronically together with the Proxy Statement and our 2019 Annual Report at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials previously sent to our stockholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary.

If you are a stockholder of record and have already voted your shares and want to change your vote, you may do so by (1) entering a new vote by mail, over the Internet or by telephone before the Annual Meeting or (2) attending the Annual Meeting and voting in person. You may also revoke your vote by providing a written notice of revocation to the Juniper Networks’ Corporate Secretary at Juniper Networks, Inc., ATTN: Corporate Secretary, 1133 Innovation Way, Sunnyvale, California 94089 prior to the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote.

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On April 1, 2019, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS AMENDMENT AND SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investor Relations section of our website at http://investor.juniper.net/investor-relations/default.aspx, or by writing to the Company at Juniper Networks, Inc., Attn: Investor Relations, 1133 Innovation Way, Sunnyvale, CA 94089 or at investor-relations@juniper.net.